MACOM Reports Fiscal Fourth Quarter and Fiscal Year 2020 Financial Results

LOWELL, MA, November 5, 2020 - MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal fourth quarter and fiscal year ended October 2, 2020.
Fourth Quarter Fiscal Year 2020 GAAP Results
•Revenue was $147.2 million, an increase of 31.2% compared to $112.2 million in the previous year fiscal fourth quarter and an increase of 7.3% compared to $137.3 million in the prior fiscal quarter;
•Gross margin was 52.8%, compared to 47.2% in the previous year fiscal fourth quarter and 51.6% in the prior fiscal quarter;
•Operating income was $12.7 million, compared to an operating loss of $12.0 million in the previous year fiscal fourth quarter and operating income of $6.5 million in the prior fiscal quarter; and
•Net income was $17.5 million, or $0.22 per diluted share, compared to net income of $10.5 million, or $0.16 per diluted share, in the previous year fiscal fourth quarter and net loss of $25.0 million, or $0.37 loss per diluted share, in the prior fiscal quarter.
Fourth Quarter Fiscal Year 2020 Adjusted Non-GAAP Results
•Adjusted gross margin was 56.4%, compared to 53.0% in the previous year fiscal fourth quarter and 55.5% in the prior fiscal quarter;
•Adjusted operating income was $34.1 million, or 23.2% of revenue, compared to adjusted operating income of $8.5 million, or 7.6% of revenue, in the previous year fiscal fourth quarter and adjusted operating income of $29.3 million, or 21.4% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $27.6 million, or $0.40 per diluted share, compared to adjusted net income of $0.8 million, or $0.01 per diluted share, in the previous year fiscal fourth quarter and adjusted net income of $22.7 million, or $0.33 per diluted share, in the prior fiscal quarter.
Fiscal Year 2020 GAAP Results
•Revenue was $530.0 million, an increase of 6.1%, compared to $499.7 million in fiscal year 2019;
•Gross margin was 51.0%, compared to 44.2% in fiscal year 2019;
•Operating income was $3.4 million, compared to an operating loss of $380.4 million in fiscal year 2019; and
•Net loss was $46.1 million, or $0.69 loss per diluted share, compared to a net loss of $383.8 million, or $5.84 loss per diluted share in fiscal year 2019.
Fiscal Year 2020 Adjusted Non-GAAP Results
•Adjusted gross margin was 55.0%, compared to 50.6% in fiscal year 2019;
•Adjusted operating income was $96.0 million, compared to $10.9 million in fiscal year 2019; and
•Adjusted net income was $67.1 million, or $0.98 per diluted share, compared to adjusted net loss of $19.2 million, or $0.29 loss per diluted share in fiscal year 2019.

Management Commentary
“During fiscal 2020, we took steps to improve MACOM's financial performance, reinvigorate new product development and update our strategic plan,” said Stephen G. Daly, President and Chief Executive Officer. “We look forward to continued improvements during fiscal 2021.”

Business Outlook
For the fiscal first quarter ending January 1, 2021, MACOM expects revenue to be in the range of $146 million to $150 million. Adjusted gross margin is expected to be between 56% and 58%, and adjusted earnings per share is expected to be between $0.41 and $0.45 on an anticipated 69.8 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, November 5, 2020 at 5:00 p.m. Eastern Time to discuss its fiscal fourth quarter and fiscal year 2020 financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the passcode 1388469.
International callers may join the teleconference by dialing +1-973-872-3000 and entering the same passcode at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for five business days. The replay number is 1-855-859-2056 and the passcode is 1388469. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.
Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.
About MACOM
MACOM designs and manufactures semiconductor products for Telecommunication, Industrial and Defense and Data Center applications. Headquartered in Lowell, Massachusetts, MACOM has design centers and sales offices throughout North America, Europe and Asia. MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans and priorities, our ability to ensure business continuity and to be successful in our engineering efforts, acceleration of new product introductions, MACOM’s profitability, prospects and growth opportunities in our three primary markets, development and process qualification timelines, continued improvements and the estimated financial results for our 2021 fiscal first quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including any failure to anticipate demand for our products; risks related to any weakening of economic conditions, including as a result of the COVID-19 pandemic; our dependence on a limited number of customers; our ability to develop new products and achieve market acceptance of those products; disruptions in our supply chain; and those other factors described in "Risk Factors" in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles ("GAAP") reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations and operating margin, adjusted EBITDA, non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share, non-GAAP diluted shares, non-GAAP income tax rate, non-GAAP interest expense and free cash flow. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based and non-cash compensation expense, impairment and restructuring charges, changes in common stock warrant liability, non-cash interest, litigation costs, acquisition, integration and restructuring related costs, equity investment gains and losses, sale of business losses and other and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. The exclusion of these items from our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as the future price per share of our common stock for purposes of calculating the value of our common stock warrant liability, future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense - is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This is a non-cash expense and is not considered by management in making operating decisions.
Share-Based and Non-cash Compensation Expense - includes share-based compensation expense for awards that are equity and liability classified on our balance sheet. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based and non-cash compensation expense amounts are not considered by management in making operating decisions.

Impairment-Related Charges - includes amounts associated with the impairment of intangible assets and property and equipment primarily associated with our decision in the third fiscal quarter of 2019 to cease design and development of optical modules and subsystems for Data Center applications, close certain product development facilities and reduce certain development activities for one of our product lines. We believe these amounts are not correlated to future business operations and including such charges does not reflect our ongoing operations.
Restructuring Charges - includes amounts primarily associated with approved plans to reduce staffing and manufacturing, research and development and administrative footprints, including amounts associated with the 2019 restructuring plan. We believe these amounts are not correlated to future business operations and including such charges does not reflect our ongoing operations.
Warrant Liability Expenses/Gains - are associated with mark-to-market fair value adjustments which are largely based on the value of our common stock, which may vary from period to period due to factors such as stock price volatility. We believe these amounts are not correlated to future business operations and including such charges does not reflect our ongoing operations.
Non-cash Interest, Net - includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our credit agreement and term loans that are being amortized over the life of the agreement. We believe these amounts are non-cash in nature and not correlated to future business operations and including such charges does not reflect our ongoing operations.
Litigation Costs - includes gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits, contractual disputes and legal matters. These amounts are not considered by management in making operating decisions. We believe these amounts do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and the amounts of such gains, losses and expenses can vary significantly between companies.
Acquisition, Integration and Restructuring Related Costs - includes items such as professional fees, contingent consideration adjustments, severance payments, and salary and facility-related costs incurred that are not expected to have a continuing contribution to operations. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Equity Investment and Sale of Business Losses and Other - primarily includes losses associated with a non-marketable equity investment we have in a private business, impairment of our cost method investment, as well as other gains and losses associated with historical acquisitions and divestitures. The investment losses are non-cash in nature. We believe these items are not correlated to future business operations and including such amounts does not reflect our ongoing operations.
Tax Effect of Non-GAAP Adjustments - includes adjustments to arrive at an estimate of our adjusted non-GAAP income tax rate associated with our adjusted non-GAAP income over a period of time. We determine our adjusted non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our adjusted non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this adjusted non-GAAP income tax rate quarterly and have utilized 8% for our fiscal years 2019 and 2020. Our historical effective income tax rate under GAAP has varied significantly from our adjusted non-GAAP income tax rate due primarily to changes in fair values of the common stock warrant liability, which are excluded from our adjusted net income and are neither deductible nor taxable for tax purposes, losses or gains associated with our equity method investment in a private business, income taxed in foreign jurisdictions at generally lower tax rates, intangible impairments, research and development tax credits and merger expenses. We believe it is beneficial for management to review our adjusted non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA - is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

Free Cash Flow - is a calculation that starts with cash flow from operating activities and reduces this amount by our capital expenditures in the applicable period. Management reviews and utilizes this measure for cash flow analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analyzing a company’s cash flow.
Incremental Shares - is the number of potential shares of common stock issuable upon the exercise of stock options, restricted stock, restricted stock units and warrants that were not included in the calculation of our GAAP diluted shares. We believe competitors and others in the financial industry utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Strategic Initiatives and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019

Revenue	$147,249	$137,267	$112,248	$530,037	$499,708
Cost of revenue	69,533	66,391	59,323	259,871	279,000
Gross profit	77,716	70,876	52,925	270,166	220,708
Operating expenses:
Research and development	35,397	34,948	34,875	141,333	163,469
Selling, general and administrative	29,990	29,982	26,849	124,306	153,286
Impairment charges	—	—	700	—	264,786
Restructuring (benefit) charges	(356)	(554)	2,496	1,139	19,543
Total operating expenses	65,031	64,376	64,920	266,778	601,084
Income (loss) from operations	12,685	6,500	(11,995)	3,388	(380,376)
Other income (expense):
Warrant liability gain (expense)	2,003	(19,511)	(5,023)	(12,948)	765
Interest expense, net	(5,239)	(5,849)	(8,661)	(27,380)	(35,803)
Other income (expense), net	7,843	(4,372)	(3,507)	(4,622)	(7,739)
Total other income (expense)	4,607	(29,732)	(17,191)	(44,950)	(42,777)
Income (loss) before income taxes	17,292	(23,232)	(29,186)	(41,562)	(423,153)
Income tax (benefit) expense	(200)	1,750	(39,702)	4,516	(39,355)
Net income (loss)	$17,492	$(24,982)	$10,516	$(46,078)	$(383,798)

Net income (loss) per share:
Income (loss) per share - Basic	$0.26	$(0.37)	$0.16	$(0.69)	$(5.84)
Income (loss) per share - Diluted	$0.22	$(0.37)	$0.16	$(0.69)	$(5.84)
Weighted average common shares
Shares - Basic	66,893	66,796	66,077	66,606	65,686
Shares - Diluted	69,286	66,796	66,378	66,606	65,686

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	October 2, 2020	September 27, 2019

ASSETS
Current assets:
Cash and cash equivalents	$129,441	$75,519
Short term investments	203,711	101,226
Accounts receivable, net	45,884	69,790
Inventories	91,584	107,880
Income tax receivable	1,240	16,661
Prepaids and other current assets	9,659	27,506
Total current assets	481,519	398,582
Property and equipment, net	118,866	132,647
Goodwill and intangible assets, net	445,910	495,955
Deferred income taxes	41,935	43,812
Other investments	17,745	23,613
Other long-term assets	40,453	10,965
TOTAL ASSETS	$1,146,428	$1,105,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations and other	$1,368	$1,084
Current portion of long-term debt	6,885	6,885
Accounts payable	23,043	24,822
Accrued liabilities	63,654	42,045
Total current liabilities	94,950	74,836
Finance lease obligations and other, less current portion	28,994	29,506
Long-term debt obligations, less current portion	652,172	655,272
Common stock warrant liability	25,312	12,364
Other long-term liabilities	44,854	19,700
Total liabilities	846,282	791,678
Stockholders’ equity	300,146	313,896
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,146,428	$1,105,574

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Twelve Months Ended
	October 2, 2020	September 27, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,078)	$(383,798)
Depreciation and amortization	78,826	104,418
Share-based compensation	35,674	23,792
Warrant liability expense (gain)	12,948	(765)
Deferred income taxes	3,340	(41,297)
Loss on and impairment of minority equity investments	5,867	7,481
Impairment and restructuring related charges	—	273,572
Other adjustments to reconcile loss to net operating cash	5,302	4,255
Accounts receivable	23,906	27,585
Inventories	16,296	14,964
Change in other operating assets and liabilities	35,316	(9,507)
Net cash provided by operating activities	171,397	20,700
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,573)	(37,963)
Purchases, sales and maturities of investments	(101,044)	(1,094)
Proceeds from divested business	11,003	—
Proceeds from sale of assets	419	5,541
Acquisition of businesses, net	—	(375)
Net cash used in investing activities	(107,195)	(33,891)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt	(6,885)	(6,885)
Payments on finance leases and other	(1,708)	(1,421)
Proceeds from stock option exercises and employee stock purchases	4,585	7,193
Repurchase of common stock - tax withholdings on equity awards	(6,708)	(4,137)
Other adjustments	—	(578)
Net used in financing activities	(10,716)	(5,828)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	436	(138)
NET CHANGE IN CASH AND CASH EQUIVALENTS	53,922	(19,157)
CASH AND CASH EQUIVALENTS — Beginning of period	75,519	94,676
CASH AND CASH EQUIVALENTS — End of period	$129,441	$75,519

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$77,716	52.8	$70,876	51.6	$52,925	47.2	$270,166	51.0	$220,708	44.2
Amortization expense	4,347	3.0	4,347	3.2	5,773	5.1	17,462	3.3	29,847	6.0
Share-based and non-cash compensation expense	914	0.6	1,024	0.7	836	0.7	4,143	0.8	2,973	0.6
Impairment-related charges	—	—	—	—	—	—	—	—	(991)	(0.2)
Acquisition, integration and restructuring related costs	—	—	—	—	—	—	—	—	547	0.1
Adjusted gross profit (Non-GAAP)	$82,977	56.4	$76,247	55.5	$59,534	53.0	$291,771	55.0	$253,084	50.6

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$65,031	44.2	$64,376	46.9	$64,920	57.8	$266,778	50.3	$601,084	120.3
Amortization expense	(8,071)	(5.5)	(8,071)	(5.9)	(6,757)	(6.0)	(32,868)	(6.2)	(44,872)	(9.0)
Share-based and non-cash compensation expense	(8,560)	(5.8)	(9,908)	(7.2)	(3,551)	(3.2)	(37,016)	(7.0)	(22,742)	(4.6)
Impairment and restructuring benefit (charges)	356	0.2	554	0.4	(3,196)	(2.8)	(1,139)	(0.2)	(284,329)	(56.9)
Litigation costs	—	—	—	—	—	—	—	—	(167)	—
Acquisition, integration and restructuring related benefit (costs)	104	0.1	(22)	—	(366)	(0.3)	38	—	(6,799)	(1.4)
Adjusted operating expenses (Non-GAAP)	$48,860	33.2	$46,929	34.2	$51,050	45.5	$195,793	36.9	$242,175	48.5

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income (loss) from operations - GAAP	$12,685	8.6	$6,500	4.7	$(11,995)	(10.7)	$3,388	0.6	$(380,376)	(76.1)
Amortization expense	12,418	8.4	12,417	9.0	12,530	11.2	50,330	9.5	74,719	15.0
Share-based and non-cash compensation expense	9,474	6.4	10,933	8.0	4,387	3.9	41,159	7.8	25,684	5.1
Impairment and restructuring (benefit) charges	(356)	(0.2)	(554)	(0.4)	3,196	2.8	1,139	0.2	283,338	56.7
Litigation costs	—	—	—	—	—	—	—	—	167	—
Acquisition, integration and restructuring related (benefit) costs	(104)	(0.1)	22	—	366	0.3	(38)	—	7,377	1.5
Adjusted income (loss) from operations (Non-GAAP)	$34,117	23.2	$29,318	21.4	$8,484	7.6	$95,978	18.1	$10,909	2.2

Depreciation expense	6,657	4.5	7,092	5.2	7,276	6.5	28,496	5.4	29,699	5.9
Adjusted EBITDA (Non-GAAP)	$40,774	27.7	$36,410	26.5	$15,760	14.0	$124,474	23.5	$40,608	8.1

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income (loss) - GAAP	$17,492	11.9	$(24,982)	(18.2)	$10,516	9.4	$(46,078)	(8.7)	$(383,798)	(76.8)
Amortization expense	12,418	8.4	12,418	9.0	12,530	11.2	50,330	9.5	74,719	15.0
Share-based and non-cash compensation expense	9,474	6.4	10,933	8.0	4,387	3.9	41,159	7.8	25,715	5.1
Impairment and restructuring (benefit) charges	(356)	(0.2)	(554)	(0.4)	3,196	2.8	1,139	0.2	283,338	56.7
Warrant liability (gain) expense	(2,003)	(1.4)	19,511	14.2	5,023	4.5	12,948	2.4	(765)	(0.2)
Non-cash interest, net	1,015	0.7	1,015	0.7	1,015	0.9	4,061	0.8	4,061	0.8
Litigation costs	—	—	—	—	—	—	—	—	167	—
Acquisition, integration and restructuring related (benefit) costs	(104)	(0.1)	22	—	366	0.3	(38)	—	7,346	1.5
Equity investment, sale of business losses and other	(7,770)	(5.3)	4,571	3.3	3,545	3.2	4,905	0.9	7,700	1.5
Tax effect of non-GAAP adjustments	(2,596)	(1.8)	(224)	(0.2)	(39,772)	(35.4)	(1,319)	(0.2)	(37,686)	(7.5)
Adjusted net income (loss) (Non-GAAP)	$27,570	18.7	$22,710	16.5	$806	0.7	$67,107	12.7	$(19,203)	(3.8)

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share
Net income (loss) - GAAP	$17,492		$(24,982)		$10,516		$(46,078)		$(383,798)
Warrant liability gain	(2,003)		—		—		—		—
Net income (loss) - diluted	$15,489	$0.22	$(24,982)	$(0.37)	$10,516	$0.16	$(46,078)	$(0.69)	$(383,798)	$(5.84)

Adjusted net income (loss) (Non-GAAP)	$27,570	$0.40	$22,710	$0.33	$806	$0.01	$67,107	$0.98	$(19,203)	$(0.29)

	Three Months Ended			Twelve Months Ended
	October 2, 2020	July 3, 2020	September 27, 2019	October 2, 2020	September 27, 2019
	Shares	Shares	Shares	Shares	Shares
Diluted shares - GAAP	69,286	66,796	66,378	66,606	65,686
Incremental shares	—	1,767	358	1,756	387
Adjusted diluted shares (Non-GAAP)	69,286	68,563	66,736	68,362	66,073

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest expense, net - GAAP	$5,239	3.6	$5,849	4.3	$8,661	7.7	$27,380	5.2	$35,803	7.2
Non-cash interest expense	(1,016)	(0.7)	(1,015)	(0.7)	(1,015)	(0.9)	(4,061)	(0.8)	(4,061)	(0.8)
Adjusted interest expense (Non-GAAP)	$4,223	2.9	$4,834	3.5	$7,646	6.8	$23,319	4.4	$31,742	6.4

	Three Months Ended						Twelve Months Ended
	October 2, 2020		July 3, 2020		September 27, 2019		October 2, 2020		September 27, 2019
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Cash flow from (used in) operations	$74,403	50.5	$34,056	24.8	$(7,578)	(6.8)	$171,397	32.3	$20,700	4.1
Capital expenditures	(4,915)	(3.3)	(3,622)	(2.6)	(6,058)	(5.4)	(17,573)	(3.3)	(37,963)	(7.6)
Free cash flow (Non-GAAP)	$69,488	47.2	$30,434	22.2	$(13,636)	(12.1)	$153,824	29.0	$(17,263)	(3.5)
Free cash flow as a percentage of Adjusted net income	252%		134%		(1,692)%		229%		(90)%